International Business Machines
New Orchard Road
Armonk, NY 10504

October 30, 2023
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as each of the International Business Machines Corporation (IBM) employees holding the titles of Secretary; Vice President, Total Rewards; Director, IBM Corporate Compensation; and any employee of IBM designated in writing by the Secretary of IBM, to sign and file on my behalf as a member of the Board of Directors of IBM any Securities and Exchange Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and Form 144 under the Securities Act of 1933. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.

M. Tarsia        _________/s/ M. Tarsia ___________________
L. Lalli         _________/s/ L. Lalli_____________________
L. Mallardi      _________/s/ L. Mallardi__________________
J. Mancillas     _________/s/ J. Mancillas_________________
J. Pomazal       _________/s/ J. Pomazal___________________
F. Sedlarcik     _________/s/ F. Sedlarcik_________________
L. Sousa         _________/s/ L. Sousa_____________________
A. Plenge        _________/s/ A. Plenge____________________
C. Yang          _________/s/ C. Yang______________________

This authorization shall remain in effect for as long as I remain a member of the IBM Board of Directors.
              			Very truly yours,

				/s/ Michael Miebach
              			Michael Miebach